Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. AND GLAXOSMITHKLINE LLC ENTER INTO A CO-PROMOTION AGREEMENT FOR TESTIM® IN THE U.S.

Malvern, PA, and Philadelphia, PA, (May 21, 2012) — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) and GlaxoSmithKline LLC, the U.S. subsidiary of GlaxoSmithKline plc (LSE: GSK), announced today that they have entered into an agreement for the co-promotion of Testim® 1% (testosterone gel), which is indicated for testosterone replacement therapy in adult males for conditions associated with a deficiency or absence of testosterone.

“Today, GlaxoSmithKline and Auxilium have forged a collaboration to expand our reach to U.S. physicians who treat men with low testosterone and its resulting symptoms, known as hypogonadism, which we believe is a prevalent, but poorly recognized condition,” said Adrian Adams, Chief Executive Officer and President of Auxilium.  “While the Auxilium sales force has consistently performed well in an increasingly competitive environment, adding the strength and breadth of GSK’s U.S. commercialization organization will further enhance our sales efforts with U.S. physicians who treat this condition.”

“Urology remains one of GSK’s key therapeutic areas, and our sales professionals are well positioned to provide physicians with information on the treatment of hypogonadism,” said Cheryl MacDiarmid, Vice President of GSK’s Cardiovascular/Metabolic/Urology business unit. “We look forward to our collaboration with Auxilium and adding Testim to our portfolio so we can help meet the needs of men with this condition.”

Under the terms of the agreement, Auxilium granted GSK the exclusive right to co-promote the sale of Testim with Auxilium in the U.S. through September 30, 2015.  GSK will promote Testim using a sizeable established field sales force which has relationships with current Testosterone Replacement Therapy (TRT) prescribers, particularly primary care physicians, in the U.S.  These GSK sales representatives currently promote a range of cardiovascular, metabolic and urology products, and Testim will complement GSK’s existing portfolio of products.

Auxilium and GSK have agreed on a baseline revenue forecast for Testim through September 30, 2015, and GSK will be compensated to the extent that Testim net sales exceed this baseline.  In addition, in certain circumstances, Auxilium will pay GSK specified tail payments following the term of the agreement.  The GSK sales force is expected to begin promoting Testim to physicians early in the third quarter 2012. Auxilium will remain responsible for all Testim commercial drug manufacturing, supply, and regulatory activities.

About Low Testosterone

Testosterone and dihydrotestosterone (DHT), endogenous androgens, are responsible for normal growth and development of the male sex organs and for maintenance of secondary sex characteristics.  Male hypogonadism results from insufficient secretion of testosterone and is characterized by low serum testosterone concentrations (total testosterone levels below 300 ng / dL). Symptoms associated with male hypogonadism include decreased sexual desire with or without impotence, fatigue and loss of energy, mood depression, regression of secondary sexual characteristics, and osteoporosis. Hypogonadism is a risk factor for osteoporosis in men.(1)

About Testim

Testim is a proprietary, clear, topical gel containing 1% testosterone, the same type of hormone that is produced by the human body. When applied once-daily to the upper arms and shoulders, clinical studies have shown that Testim helps restore and maintain testosterone levels. Once Testim is absorbed through the skin, it enters the bloodstream and helps return testosterone to normal levels.

According to IMS data for 2011, U.S. sales of testosterone therapies have grown to more than $1.6 billion per year, with sales of testosterone gels in the U.S. comprising $1.4 billion.

Important Safety Information

Testim has not been clinically evaluated in males under 18 years of age. Virilization has been reported in children who were secondarily exposed to testosterone gel. Children should avoid contact with unwashed or unclothed application sites in men using testosterone gel. Healthcare providers should advise patients to strictly adhere to recommended instructions for use.

Androgens are contraindicated in men with carcinoma of the breast or known or suspected carcinoma of the prostate. Testim is not indicated for use in women, has not been evaluated for use in women, and must not be used in women.

For more important safety information regarding the use of Testim, please see the full Prescribing Information, including Boxed Warning, and Medication Guide at http://www.testim.com

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences. Auxilium markets Testim® 1% (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord.  Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Pfizer has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 46 countries in Eurasia; Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan; and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease, in phase IIa of development for the treatment of Frozen Shoulder syndrome (Adhesive Capsulitis) and is in phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com

GlaxoSmithKline — one of the world’s leading research-based pharmaceutical and healthcare companies — is committed to improving the quality of human life by enabling people to do more, feel better and live longer.  For further information go to us.gsk.com, follow us on twitter.com/GSKUS or visit our blog (www.morethanmedicine.us.gsk.com/blog/).

Reference

(1)          Testim Prescribing Information  http://www.testim.com/pdf/Testim_PI_Medication_Guide.pdf

AUXILIUM SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “should,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of Auxilium and are based upon preliminary information and management assumptions.  No specific assurances can be given with respect to whether: Auxilium or GlaxoSmithKline will be successful in co-promoting Testim in the U.S., the co-promotion will expand Auxilium’s reach to U.S. physicians who treat patients with male hypogonadism, the relationship with GSK will further enhance Auxilium’s sales efforts with U.S. physicians who treat hypogonadism, Testim will complement GSK’s existing portfolio, the co-promotion will expand Testim market share; net sales of Testim will exceed prior years’ net sales, Auxilium will be able to manufacture and supply sufficient quantities of Testim, if at all, the co-promotion agreement will not be terminated early by either party.  While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

GSK Cautionary statement regarding forward-looking statements

Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK’ s operations are described under ‘Risk Factors’ in the ‘Business Review’ in the company’ s Annual Report on Form 20-F for 2011.

Auxilium contact:
James E. Fickenscher / CFO	William Q. Sargent, Jr. / V.P., IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	wsargent@auxilium.com

GSK Inquiries:

US Media:	Bernadette King	(215) 751 3632	(Philadelphia)
	Karen Collins	(919) 483 2527	(Raleigh)

Analyst/Investor	Sally Ferguson	+44 (0) 20 8047 5543	(London)
	Tom Curry	+ 1 215 751 5419	(Philadelphia)
	Gary Davies	+ 44 (0) 20 8047 5503	(London)
	Jeff McLaughlin	+ 1 215 751 7002	(Philadelphia)
	Ziba Shamsi	+ 44 (0) 20 8047 3289	(London)